Exhibit 15

November 17, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:
Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255, 33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580, 333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445, 333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596, 333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886, 333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313, 333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293, 333-104063, 333-104064, 333-105674, 333-110105, 333-113584, 333-113608, 333-115339, 333-115340, 333-123251, 333-123252, 333-126865 and 333-132156 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated August 4, 2006, except for the effect of the restatement described in Note 2 of the Notes to the Financial Statements, as to which the date is November 17, 2006 on our review of interim financial information of Ford Motor Company (the "Company") for the three-month and six-month periods ended June 30, 2006 and 2005 included in the Company's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006 is incorporated by reference in the aforementioned Registration Statements.

As discussed in Note 2 to the interim financial statements, the Company restated its December 31, 2005, June 30, 2006 and June 30, 2005 financial statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan